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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-80455) of our report dated January 22, 1999, except for the last paragraph of Note 10 as to which the date is February 11, 1999, relating to the consolidated financial statements of Orange National Bancorp and subsidiary. We also consent to the reference to our Firm under the caption "Experts" and "Selected Financial Data" in the Prospectus.


/s/ McGladrey & Pullen, LLP


Anaheim, California
July 6, 1999